UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2004

ACCENTURE LTD

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16565 (Commission File Number)	98-0341111 (I.R.S. Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM12, Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-8262

Not Applicable
(Former name or former address, if changed since last report)

Item 5.     Other Events and Regulation FD Disclosure

On June 14, 2004, Accenture announced that Stephan A. James, chief operating officer of the company, will resign as of September 1, 2004 and step down as a member of its Board of Directors.

Stephen J. Rohleder will succeed Mr. James as chief operating officer of the company, effective September 1, 2004. Mr. Rohleder has been chief executive of Accenture’s government operating group since March 2003. From March 2000 to March 2003, he was managing partner of the company’s government operating group in the United States. From March 1997 to March 2000, he was managing partner of its U.S. federal operating unit.

Martin I. Cole will succeed Mr. Rohleder as chief executive of Accenture’s government operating group, effective September 1, 2004. Since September 2000 Mr. Cole has led Accenture’s services workforce and since September 2002 he has been Accenture’s Managing Partner—Outsourcing and Infrastructure Delivery. From September 2000 to September 2002, he led Accenture’s solutions operations service line. From February 2000 to September 2000 he was the global managing partner of Accenture’s government operating group’s ventures practice and new business models operations. Prior to September 2000, Mr. Cole held a succession of roles in Accenture’s government operating group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 18, 2004	ACCENTURE LTD
	By:	/s/ Douglas G. Scrivner
		Name:	Douglas G. Scrivner
		Title:	General Counsel and Secretary